Exhibit 10.15
     FIRST AMENDMENT dated as of January 18, 2006 (“Amendment”), to the SECOND LIEN FINANCING AGREEMENT, dated as of July 15, 2005 (as amended, modified or supplemented from time to time, the “Financing Agreement”), and First Amendment to the Post-Closing Letter (as defined in the Financing Agreement), among HORSEHEAD CORP. (f/k/a Horsehead Acquisition Corp.), a Delaware corporation (the “Company”), HORSEHEAD INTERMEDIARY CORP., a Delaware corporation (“Horsehead Intermediary”), CHESTNUT RIDGE RAILROAD CORP., a Delaware corporation (together with the Company and Horsehead Intermediary, the “Credit Parties”) and CML I, LLC (as successor by assignment to Contrarian Service Company, L.L.C.) (the “Lender”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement.
     WHEREAS, the Credit Parties have requested that the Lender amend certain provisions of the Financing Agreement and the Post-Closing Letter, and the Lender is willing to amend such provisions of the Financing Agreement and the Post-Closing Letter on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     Section One. Amendments to Financing Agreement. As of the Effective Date (as defined below), the Financing Agreement is hereby amended as follows:
          (a) The definition of “CIT Obligations” contained in Section 1.1 of the Financing Agreement is amended by inserting the words “and the other lenders party thereto” immediately after the words “Credit Parties owing to CIT” and immediately before the words “pursuant to (and as defined in) the CIT Transaction Documents”.
          (b) Notwithstanding anything to the contrary contained in the definition of “Consolidated Fixed Charges” contained in Section 1.1 of the Financing Agreement, neither the payment of the Zinc Contract Loan Obligations (as defined in the CIT Financing Agreement) nor the repayment of the Special Accommodation Advance (as defined in the CIT Financing Agreement) shall constitute part of the Consolidated Fixed Charges.
          (c) The definition of “Permitted Indebtedness” contained in Section 1.1 of the Financing Agreement is amended by deleting the words and amount “Fifty Million Dollars ($50,000,000)” contained in subsection (g) therein and replacing the same with the words and amount “Fifty Seven Million Dollars ($57,000,000), less all principal payments actually made by the Credit Parties with the respect to the Special Accommodation Advance (as defined in the CIT Financing Agreement)”.
     Section Two. Amendment to the Post-Closing Letter. As of the Effective Date (as defined below), Section 1(b) of the Post-Closing Letter is amended by deleting the words “January 15, 2006” contained therein and replacing the same with the words “March 31, 2006”.
     Section Three. Consent. On the Effective Date, the Lender consents to (i) the Company’s incurrence of a loan from Sun Capital in the original principal amount of Seven

Million Two Hundred Ninety Thousand Dollars ($7,290,000), the proceeds of which were used to enable the Company to enter into a certain zinc put option contract (the “Zinc Contract Loan”), and the related Zinc Contract Loan Obligations, notwithstanding any prohibition on the incurrence of the Zinc Contract Loan contained in Sections 7.4(b) or (h) of the Financing Agreement, and (ii) the repayment in full of the Zinc Contract Loan, together with interest thereon at a rate not to exceed ten percent (10%) per annum (together with the Zinc Contract Loan, collectively, the “Zinc Contract Loan Obligations”), on or substantially contemporaneous with the Effective Date, notwithstanding any prohibition on such repayment contained in Section 7.4(i) of the Financing Agreement. On the Effective Date, the consent contained in the preceding clause (i) shall be deemed to be retroactively effective to December 23, 2005 (i.e., the funding date of the Zinc Contract Loan).
     Section Four. Representations and Warranties. Each of the Credit Parties warrants and represents to the Lender as follows:
          (a) the execution, delivery and performance of this Amendment and the other documents described herein by such Credit Party is within its corporate powers, has been duly authorized by all necessary corporate action, and such Credit Party has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment and such other documents;
          (b) upon the execution of this Amendment and the other documents described herein, this Amendment and such other documents shall constitute the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity;
          (c) no Default or Event of Default has occurred and is continuing; and
          (d) each Credit Party confirms, reaffirms and restates to the Lender, as of the Effective Date, the representations and warranties set forth in the Financing Agreement, except to the extent that such representations and warranties solely relate to a specific earlier date in which case each Credit Party confirms, reaffirms and restates such representations and warranties as of such earlier date.
     Section Five. Conditions Precedent. The effectiveness of the amendments and other provisions hereof are subject to the following conditions precedent, including, where applicable, that the Lender shall have received the following documents and other items (all such documents and other items to be in form and substance satisfactory to the Lender):
          (a) This Amendment duly executed by authorized representatives of the Credit Parties and the Lender;
          (b) The First Amendment to the Intercreditor Agreement duly executed by an authorized representative of CIT;

          (c) An amendment to the CIT Financing Documents covering such matters as may be reasonably satisfactory to the Lender duly executed by authorized representatives of the Credit Parties and CIT; and
          (d) Evidence that the execution, delivery and performance of this Amendment by each of the Credit Parties have been duly authorized by all necessary action.
     The date which all of the conditions precedent set forth in this Section 5 hereof shall have been satisfied is referred to herein as the “Effective Date”.
     Section Six. General Provisions.
          (a) Except as herein expressly amended, the Financing Agreement, the Post-Closing Letter and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.
          (b) All references to the Financing Agreement and the Post-Closing Letter in the Financing Agreement and each other Loan Document shall mean the Financing Agreement and the Post-Closing Letter as amended hereby and as hereafter amended, supplemented and modified from time to time.
          (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.
          (d) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

HORSEHEAD CORP.
By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Executive Officer

HORSEHEAD INTERMEDIARY CORP.
By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Executive Officer

CHESTNUT RIDGE RAILROAD CORP.
By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Executive Officer

CML I, LLC
By: Contrarian Funds, L.L.C., its sole Member

By:	/s/ Janice M. Stanton
	Name:	Janice M. Stanton
	Title:	Member

By:	/s/ Stephen J. Czech
	Name:	Stephen J. Czech
	Title:	Managing Director

Signature Page to First Amendment to Second Lien Financing Agreement